Exhibit 10.7

GUARANTEE AGREEMENT

GUARANTEE, dated as of March [__], 2023 (this “Guarantee), made by Ferguson Containers, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, BlockHiro, LLC, Forever 8 Fund, LLC, F8 Fund EU Holdings BV and Forever 8 UK Ltd. (the “Subsidiary Guarantors”, together with each other Person that becomes an “Additional Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), in favor of each of the Secured Parties (as hereinafter defined) and [REDACTED], a Cayman Islands exempted company, as collateral agent for the Buyers and Holders (in such capacity, together with any successors or assigns in such capacity, if any, the “Collateral Agent”) pursuant to the Securities Purchase Agreement, the Notes and each other Transaction Document referred to herein.

W I T N E S S E T H:

WHEREAS, Cryptyde, Inc., a Delaware corporation, (the “Company”), has entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of [__], 2023, by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”);

WHEREAS, pursuant to the Securities Purchase Agreement, the Buyers will purchase, and the Company will sell, Notes (as defined in the Securities Purchase Agreement) in an aggregate principal amount of $5,555,000;

WHEREAS, the Notes rank senior to all outstanding and future indebtedness of the Company and their Subsidiaries (other than certain Permitted Indebtedness which may rank pari passu) and the Obligations thereunder (and under this Guarantee) are secured by substantially all assets of the Company and its direct and indirect Subsidiaries;

WHEREAS, pursuant to the Securities Purchase Agreement and the Notes, each Guarantor is required to execute and deliver to the Collateral Agent a guaranty guaranteeing the Notes and all other Obligations under the Transaction Documents; and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guarantee directly benefit, and are in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the promises and the agreements herein and in order to induce the Collateral and the Buyers to purchase the Notes and to provide other financial accommodations to the Guarantors pursuant to and as contemplated by the Securities Purchase Agreement, the Notes and each other Transaction Document, the Guarantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement, the Notes and each other Transaction Document for a statement of the terms thereof. All terms used in this Guarantee which are defined in the Securities Purchase Agreement, the Notes or any other Transaction Document and not otherwise defined herein shall have the same meanings herein as set forth therein, as applicable.

Section 2. Guarantee.

(a) Each Guarantor hereby (i) irrevocably, absolutely and unconditionally guarantees the payment by the Company, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all Obligations (as defined in the Security Agreement) from time to time owing in respect of the Securities Purchase Agreement, the Notes and any other Transaction Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) with respect to any Company or Guarantor, whether or not a claim for post-filing interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding with respect to any Company or Guarantor (notwithstanding the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), and the due performance and observance by each Company or Guarantor of its other obligations now or hereafter existing in respect of the Transaction Documents (the “Guaranteed Obligations”), and (ii) agrees to pay any and all reasonable and documented costs and expenses (including reasonable outside counsel fees and expenses) incurred by the Collateral Agent, the Buyers, the Holders and other Secured Party in enforcing any rights under this Guarantee. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent, the Buyers, the Holders or any other Secured Party under any Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Company or Guarantor. In no event shall the obligations of a Guarantor exceed the maximum amount such Guarantor could guarantee, under any bankruptcy, insolvency or similar law.

(b) Upon the occurrence and during the continuance of an Event of Default under Section 4 of the Notes, the Collateral Agent may declare the Guaranteed Obligations due and payable hereunder, in which case, each Guarantor shall be obligated to satisfy the Guaranteed Obligations immediately (and, in any event, within 5 Business Days) following receipt of notice from the Collateral Agent, and the Collateral and the other Secured Parties shall be entitled to enforce all Guaranteed Obligations of each Guarantor hereunder after such due date.

Section 3. Guarantee Absolute; Continuing Guarantee.

(a) Each Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or other Secured Parties with respect thereto. Each Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Collateral Agent or other Secured Parties to any Collateral (as defined in the Security Agreement). The obligations of each Guarantor under this Guarantee are independent of the obligations under the Securities Purchase Agreement, the Notes and any other Transaction Document, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any other Company or Guarantor or whether any Company or Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor, to the maximum extent permitted by law, hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Company or Guarantor or otherwise;

(iii) any taking, exchange, release or non-perfection of any lien on or security interest in any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations (other than an express written release given upon satisfaction of the Guaranteed Obligations);

(iv) other than with respect to the payment in full of the Guaranteed Obligations, the existence of any claim, set-off, defense or other right that a Guarantor may have against any Person, including, without limitation, the Collateral Agent or any other Secured Party, whether in connection with this Guarantee or any Transaction Document or the transactions contemplated herein, therein or in any unrelated transaction;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Company or Guarantor; or

(vi) any other circumstance (including any statute of limitations) or a discharge of, any Company or Guarantor or any other guarantor or surety.

(b) This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, Buyers, the Holders, any other Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Company or Guarantor or otherwise, all as though such payment had not been made.

(c) This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Collateral Agent, the Secured Parties and their respective successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Transaction Document to any other Person to the extent not prohibited by the provisions of such Transaction Document, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.

Section 4. Waivers. Each Guarantor hereby waives, to the full extent permitted by applicable law, (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Company or other Guarantors; (iii) notice of any actions taken by the Collateral Agent, the Company, any Guarantor or any Secured Party under any Transaction Document or any other agreement or instrument related thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of such Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving such Guarantor of its obligations hereunder; (v) any right to compel or direct the Collateral Agent or any other Secured Party to seek payment or recovery of any amounts owed under this Guarantee from any one particular fund or source; (vi) any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against the Company, any other Guarantor or any other Person or any Collateral; and (vii) any other defense (other than payment in full of the Guaranteed Obligations) available to any Guarantor. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 5. Subrogation.

(a) Until the final payment and performance in full of all of the Obligations, no Guarantor shall exercise any rights against any Company or any other Guarantor arising as a result of payment by an Company or other Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and no Guarantor will prove any claim in competition with the Collateral Agent or any other Secured Party in respect of any payment hereunder in any Insolvency Proceedings; no Guarantor will claim any set-off, recoupment or counterclaim against the Company or any other Guarantor in respect of any liability of such Guarantor to the Company or any other Guarantor; and each Guarantor and the Company waives any benefit of, and any right to participate in, any collateral security which may be held by the Collateral Agent or any other Secured Party.

(b) The payment of any amounts due with respect to any Indebtedness of the Company or any Guarantor for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company or other Guarantor to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Collateral Agent and the other Secured Parties and be paid over to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guarantee.

Section 6. Representations, Warranties and Covenants. Each Guarantor, severally and not jointly, hereby represents and warrants as follows:

(a) such Guarantor (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guarantee and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby, and (iii) other than jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b) The execution, delivery and performance by such Guarantor of this Guarantee and each other Transaction Document to which such Guarantor is or will be a party (i) have been duly authorized by all necessary corporate or other entity action on the part of such Guarantor, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, (iii) do not and will not contravene any applicable law or regulation or any material contractual restriction binding on or otherwise affecting such Guarantor or its properties, (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required in connection with the due execution, delivery and performance by such Guarantor of this Guarantee or any of the other Transaction Documents to which such Guarantor is or will be a party, other than authorizations, approvals, other actions, notices or filings which have been obtained or made and the filing of any UCC financing statement or such other registrations, filings or recordings as may be necessary to perfect the Lien purported to be created by any Transaction Documents to which such Guarantor is a party.

(d) Each of this Guarantee and the other Transaction Documents to which such Guarantor is or will be a party, when executed and delivered, is and will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability.

(e) (i) As of the date hereof, there is no pending, or to the knowledge of such Guarantor, threatened, claim, action, suit, investigation, litigation or proceeding (including any shareholder or derivative litigation) affecting such Guarantor before any court or other Governmental Entity or any arbitrator that (x) if adversely determined could reasonably be expected to have a Material Adverse Effect or (y) relates to this Guarantee or any of the other Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby, and (ii) as of the date hereof, such Guarantor does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, except for such claims described in Schedule V to the Security Agreement.

(f) Such Guarantor (i) has read and understands the terms and conditions of the Securities Purchase Agreement, the Notes and the other Transaction Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Guarantors, and has no need of, or right to obtain from the Collateral Agent or any other Secured Party, any credit or other information concerning the affairs, financial condition or business of the Company and the other Guarantors that may come under the control of the Collateral Agent or any other Secured Party.

(g) Such Guarantor covenants and agrees with the Collateral Agent and other Secured Parties that until full and final payment of the Guaranteed Obligations, it will comply with each of the covenants set forth the Securities Purchase Agreement, the Notes or any other Transaction Document applicable to it, whether as a Subsidiary or Affiliate of an Company or otherwise.

Section 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and the other Secured Parties may, and are hereby authorized to, at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any other Secured Party to or for the credit or the account of any Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guarantee or any other Transaction Document, irrespective of whether the Collateral Agent or any other Secured Party shall have made any demand under this Guarantee or any other Transaction Document and although such obligations may be contingent or unmatured. Each of the Collateral Agent and each Secured Party agrees to notify the applicable Guarantor promptly after any such set-off and application made by the Collateral Agent or such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and application (and each of the Collateral Agent and each Secured Party agrees to notify the applicable Guarantor promptly after becoming aware of any such failure to give such notice). The rights of the Collateral Agent and the other Secured Parties under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent and the other Secured Parties may have under this Guarantee or any other Transaction Document in law or otherwise.

Section 8. Maximum Liability. Notwithstanding any provision in this Guarantee or any other Transaction Document to the contrary, the liability of any Guarantor under this Guarantee shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all Obligations and other extensions of credit advanced under the Securities Purchase Agreement, the Notes and any other Transaction Document, plus interest thereon at the applicable rate specified in the Securities Purchase Agreement, the Notes or any other applicable Transaction Document; and

(b) the amount which could be claimed by the Collateral Agent and the other Secured Parties from such Guarantor under this Guarantee without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from any Company or other Guarantor.

Section 9. Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Securities Purchase Agreement and/or the Notes or other Transactions Documents, as applicable.

Section 10. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. This Agreement shall be deemed to be a Transaction Document and shall otherwise be subject to all of terms and conditions contained in Section 9 of the Securities Purchase Agreement (including the submission to jurisdiction provisions therein), mutatis mutandi.

Section 11. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTEE OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTEE OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND SECURED PARTIES ENTERING INTO THIS GUARANTEE.

Section 12. Taxes. Any and all payments made by a Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the Transaction Documents and shall be made without set-off, counterclaim, deduction or defense.

Section 13. Additional Guarantors. Upon the execution and delivery, or authentication, by any Person of a guarantee agreement joinder in substantially the form of Exhibit A hereto (each a “Guarantee Joinder”), such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor for all purposes hereunder and under each other Transaction Document, and each reference in this Agreement or any other Transaction Document to “Guarantor” shall also mean and be a reference to such Additional Guarantor.

Section 14. Release. A Guarantor shall automatically be released from its obligations under this Agreement, and all security interests created by the Security Agreement in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by the Transaction Documents as a result of which such Guarantor ceases to be a Subsidiary of the Company.

Section 15. Miscellaneous.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent, for the benefit of the Secured Parties, at such address specified by the Collateral Agent from time to time by notice to such Guarantor.

(b) No amendment of any provision of this Guarantee shall be effective unless it is in writing and signed by all Guarantors and the Collateral Agent, and no waiver of any provision of this Guarantee, and no consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by such Guarantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and other Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and other Secured Parties under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent and/or other Secured Parties to exercise any of their rights under any other Transaction Document against such party or against any other Person.

(d) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guarantee shall (i) be binding on each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and other Secured Parties hereunder, to the benefit of the Collateral Agent and other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by the Transaction Documents, any Secured Party may assign or otherwise transfer its rights under the Notes or any other Transaction Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Each Guarantor agrees that each participant shall be entitled to the benefits of Section 7 and 12 hereof with respect to its participation in any portion of the Notes as if it were a Secured Party. None of the rights or obligations of a Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

(f) This Guarantee and the other Transaction Documents reflect the entire understanding of the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guarantee for any other purpose.

(h) This Guarantee and the other Transaction Documents (unless expressly provided to the contrary in another Transaction Document in respect of such other Transaction Document) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

(i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Guarantee by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Guarantee. Any party delivering an executed counterpart of this Guarantee by facsimile or electronic mail also shall deliver an original executed counterpart of this Guarantee, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guarantee.

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed by an officer thereunto duly authorized, as of the date first above written.

GUARANTORS:

Ferguson Containers, Inc.

By:
Name:	Brett Vroman
Title:	Chief Financial Officer

Cryptyde Shared Services, LLC

By:
Name:	Brett Vroman
Title:	Chief Financial Officer

CW Machines, LLC

By:
Name:	Brett Vroman
Title:	Chief Financial Officer

BlockHiro, LLC

By:
Name:	Brett Vroman
Title:	Chief Financial Officer

Forever 8 Fund, LLC

By:
Name:	Brian McFadden
Title:	Manager

F8 Fund EU Holdings BV

By:
Name:
Title:

Forever 8 UK Ltd.

By:
Name:
Title:

[Guarantee Agreement]

EXHIBIT A

FORM OF GUARANTEE JOINDER

THIS JOINDER TO GUARANTEE AGREEMENT, dated as of [________] (this “Guarantee Joinder”) is entered into by [_________], a [______] company (the “Additional Guarantor”) with respect to that certain Guarantee, dated as of March [__], 2023 (the “Guarantee”), made by Ferguson Containers, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, BlockHiro, LLC, Forever 8 Fund, LLC, F8 Fund EU Holdings BV and Forever 8 UK Ltd. (the “Subsidiary Guarantors”, together with each other Person that becomes an “Additional Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), in favor of each of the Secured Parties (as defined therein) and [REDACTED], a Cayman Islands exempted company, as collateral agent for the Buyers and Holders (in such capacity, together with any successors or assigns in such capacity, if any, the “Collateral Agent”) pursuant to the Securities Purchase Agreement, the Notes and each other Transaction Document referred to therein.

WHEREAS, pursuant to the terms of the Transaction Documents, the Additional Guarantor is required to become a Guarantor by, among other things, executing and delivering this Guarantee Joinder to the Collateral Agent; and

WHEREAS, the Additional Guarantor has determined that the execution, delivery and performance of this Guarantee Joinder and the Guarantee directly benefit, and are within the corporate purposes and in the best interests of, the Additional Guarantor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Guarantee and the other Transaction Documents for a statement of the terms thereof. All terms used in this Guarantee Joinder which are defined in the Guarantee or other Transaction Documents and not otherwise defined herein shall have the same meanings herein as set forth therein, as applicable.

SECTION 2. Joinder of Additional Guarantor. Pursuant to Section 13 of the Guarantee, by its execution of this Guarantee Joinder, the Additional Guarantor hereby (i) confirms that the representations and warranties contained in Section 6 of the Guarantee (and in any other Transaction Document applicable to Guarantors) are true and correct in all material respects as to the Additional Guarantor as of the effective date of this Guarantee Joinder, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), and (ii) agrees that, from and after the effective date of this Guarantee Joinder, the Additional Guarantor shall be a party to the Guarantee and shall be bound, as a Guarantor, by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and the other Transaction Documents and applicable to the Guarantors, including, without limitation, the guaranty of the Obligations made by the Guarantors, severally and not jointly with the Company and other Guarantors, in favor of the Collateral Agent and the other Secured Parties. The Additional Guarantor hereby agrees that from and after the effective date of this Guarantee Joinder each reference to a “Guarantor” and each reference to the “Guarantors” Guarantee Joinder in the Securities Purchase Agreement, the Notes or any other Transaction Document shall include the Additional Guarantor.

SECTION 3. Effectiveness. This Guarantee Joinder shall become effective upon its execution by the Additional Guarantor and acknowledgement by the Collateral Agent and receipt by the Collateral Agent of a duly executed counterpart hereof by the Additional Guarantor and such other certificates, resolutions and written opinions of counsel to the Additional Guarantor, in each case, as to such matters as the Collateral Agent may reasonably request.

SECTION 4. General Provisions. (a) Except as supplemented hereby, the Transaction Documents shall continue to be, and shall remain, in full force and effect. This Guarantee Joinder shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Guarantee, the Notes or any other Transaction Document or (ii) to prejudice any right or rights which the Collateral Agent or Secured Parties may now have or may have in the future under or in connection with the Guarantee, the Notes or any other Transaction Document or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) To the extent required under the terms of the Transaction Documents, the Additional Guarantor hereby agrees to pay or reimburse the Collateral Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Guarantee Joinder, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel.

(c) This Guarantee Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Guarantee Joinder by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Guarantee Joinder. Any party delivering an executed counterpart of this Guarantee Joinder by facsimile or electronic mail also shall deliver an original executed counterpart of this Guarantee Joinder, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guarantee Joinder or the Guarantee.

(d) Section headings in this Guarantee Joinder are included herein for the convenience of reference only and shall not constitute a part of this Guarantee Joinder for any other purpose.

(e) In addition to and without limitation of any of the foregoing, this Guarantee Joinder shall be deemed to be a Transaction Document and shall otherwise be subject to all of the terms and conditions contained therein and applicable to Guarantors and/or Subsidiaries of the Company.

(f) This Guarantee Joinder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

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IN WITNESS WHEREOF, each party hereto has caused this Guarantee Joinder to be executed by its respective officers thereunto duly authorized, as of the date first above written.

ADDITIONAL GUARANTOR:

[_____________________________]

By:
Name:
Title:

[Guarantee Joinder]